SUMMIT BANCORP.
                     BOARD OF DIRECTORS MEETING
                           August 18, 1999

                        Stock Plan Amendments


	WHEREAS, legal counsel and the accounting staff of the Corporation have recommended certain changes to the Corporation's stock option plans to conform the plan language to the Corporation's current administrative practices and a recently proposed interpretation of the Financial Accounting Standards Board regarding APB Opinion No. 25 "Accounting for Stock Issued to Employees."


	NOW THEREFORE, BE IT,

	RESOLVED, that the first sentence of Section 12(b) of the Summit Bancorp. 1993 Incentive Stock and Option Plan is hereby amended and restated in its entirety to read as follows:


	Upon the occurrence of a taxable event, except as set forth below with respect to persons subject to Sections
16(a) and (b) of the Exchange Act, an employee, if so permitted by the Committee, may elect to satisfy, in whole or in part, the employee's related estimated personal tax liabilities (including any tax withholding obligations described in Section 12(a) above) (an "Election") by (i) directing the Company or the subsidiary corporation or parent corporation employing the employee to withhold from the Shares issuable in the related exercise or distributable in connection with the award of unrestricted Incentive Stock or the satisfaction of all requirements, restrictions and conditions applicable to particular Program Stock either (A) a specified percentage of Shares, (B) a specified number of Shares or (C) Shares having a specified value; provided, however, that in the case of option exercises the withheld shares may not have a value in excess of the minimum required for tax withholding and in no case may the shares have a value in excess of the related estimated tax liabilities, (ii) tendering Shares previously issued pursuant to an exercise or other shares of the Company's Common Stock owned by the employee or (iii) combining any or all of the foregoing options in any fashion.


	FURTHER RESOLVED, that the first sentence of Section 11(b) of the Summit Bancorp. 1999 Non-Executive Option Plan is hereby amended in its entirety to read as follows:


	Upon the occurrence of a taxable event, an employee, if so permitted by the Committee, may elect to satisfy, in whole or in part, the employee's related estimated personal tax liabilities (including any tax withholding obligations described in Section 11(a) above (an "Election") by (i) directing the Company or the subsidiary corporation or parent corporation employing the employee to withhold from the Shares issuable in the related exercise either (A) a specified percentage of Shares, (B) a specified number of Shares or (C) Shares having a specified value; provided, however, that in the case of option exercises the withheld shares may not have a value in excess of the minimum required for tax withholding and in no case may the shares have a value in excess of the related estimated tax liabilities, (ii) tendering Shares previously issued pursuant to an exercise or other Shares of Summit Common
Stock owned by the employee or (iii) combining any or all of the foregoing options in any fashion.